Exhibit 99.1

Deckers Outdoor Corporation Names Thomas R. Hillebrandt Chief Financial Officer

GOLETA, Calif.--(BUSINESS WIRE)--Deckers Outdoor Corporation (NASDAQGS: DECK) today announced the appointment of Thomas R. Hillebrandt as Chief Financial Officer, effective April 28, 2008. Mr. Hillebrandt replaces Zohar Ziv, who was promoted to Chief Operating Officer on December 17, 2007, and has been acting Chief Financial Officer until Mr. Hillebrandt commences employment with the Company.

Thomas R. Hillebrandt, 46, has over twenty years of experience in corporate finance and accounting, having served in a number of senior level positions with both public and private companies. Most recently, Mr. Hillebrandt was Corporate Controller and Chief Accounting Officer of K2 Inc. [NYSE:KTO], a global sporting goods manufacturer with over $1 billion in annual sales that was acquired by Jarden Corporation [NYSE: JAH] in August 2007. Mr. Hillebrandt also served as Chief Financial Officer of Fotoball USA, Inc., a publicly held souvenir and promotional products company, prior to its acquisition by K2 Inc. in January of 2004. In addition, Mr. Hillebrandt served as Chief Financial Officer for several privately held internet and technology firms. He began his career at KPMG where he became a Certified Public Accountant and received a Bachelor of Business Administration and M.S. in Accounting from the University of Wisconsin.

“Tom’s extensive background in finance and accounting coupled with his experience working for companies with significant international presence makes him an ideal fit for our organization,” stated Angel Martinez, President and Chief Executive Officer of Deckers Outdoor Corporation. “As always, we are committed to strengthening our operating platform with top caliber executives in order to help achieve our long-term objectives. We are very excited to welcome Tom onboard and we look forward to his involvement in the growth and future direction of our Company.”

Deckers Outdoor Corporation builds niche products into global lifestyle brands by designing and marketing innovative, functional and fashion-oriented footwear developed for both high performance outdoor activities and everyday casual lifestyle use. Teva®, Simple® and UGG® are registered trademarks of Deckers Outdoor Corporation.

All statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements are inherently uncertain and are based on the Company's expectations as of today, April 24, 2008. In addition, such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those expressed or implied by such forward-looking statements. Many of the risks, uncertainties and other factors are discussed in detail in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007. Among these risks and uncertainties are the challenge of managing the Company’s brands for growth, the Company’s ability to anticipate fashion trends, product mix, the success of new products, conditions in the general economy and in the retail environment, the effect of consumer preferences, the Company’s dependence on international distributors to sell our products in international markets, the exposure of foreign currency and other risks related to conducting business outside the U.S., the risk that the Company’s international sales are subject to a variety of laws and political and economic risks that may adversely impact the Company’s sales and results of operations in certain regions, the risk that international trade regulations may impose unexpected duty costs or other non-tariff barriers to markets while the increasing number of free trade agreements has the potential to stimulate increased competition, increased security procedures may cause significant delays and other factors discussed in the Company's filings made with the Securities and Exchange Commission. The Company disclaims any obligation to update or revise any of the forward-looking statements in this news release.

CONTACT:
Deckers Outdoor Corporation
Zohar Ziv, 805-967-7611
Chief Operating Officer and Chief Financial Officer
or
Investor Relations:
Integrated Corporate Relations, Inc.
Chad A. Jacobs / Brendon Frey, 203-682-8200